SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 19, 2007
Penson Worldwide, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32878 (Commission File Number)	75-2896356 (IRS Employer Identification No.)

1700 Pacific Avenue, Suite 1400, Dallas, Texas	75201
(Address of Principal	(Zip Code)
Executive Offices)
Registrant’s telephone number, including area code 214-765-1100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 19, 2007, Penson Worldwide, Inc. (the “Company”) entered into the Fifth Amendment (the “Amendment”) to its Credit Agreement, dated as of May 26, 2006 (the “Credit Agreement”), with Guaranty Bank, as Administrative Agent, Swing Line Lender, Arranger and Letter of Credit Issuer, Wachovia Bank, N.A., as Documentation Agent, and the other lenders party thereto, as amended by the First Amendment between the Company and Guaranty Bank dated as of September 29, 2006, the Second Amendment between the Company and Guaranty Bank dated as of February 16, 2007, the Third Amendment between the Company and Guaranty Bank dated as of April 5, 2007 and the Fourth Amendment between the Company and Guaranty Bank dated as of July 31, 2007. The Amendment, among other things, permits the Company to make a loan of up to $5,000,000 to the parent company of one of its correspondents at any time on or before November 30, 2007.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENSON WORLDWIDE, INC.
Date: September 24, 2007	/s/ Kevin W. McAleer
	Name:	Kevin W. McAleer
	Title:	Chief Financial Officer